                                                                Exhibit 10.16

                             BASIC LEASE INFORMATION
                             -----------------------

Landlord:                     Victory Investment Group LLC, a Florida
                              limited liability company

Tenant:                       Perfumania, Inc., a Florida corporation

Address of Premises:          251 International Parkway
                              Sunrise, Florida 33325

Lease Term:                   Fifteen Years and Four Months

Commencement Date:            September 1, 2002

Expiration Date:              December 31, 2017

Rentable Square Feet:         178,791 Approx.

Renewal Options:              None

Base Rent:                    Variable- See Lease Agreement for specific terms


Notices to Landlord:          Victory Investment Group LLC
                              85 Newfield Avenue
                              Edison, New Jersey 08837
                              Attention: Mr. Anil Monga

Copies To:                    Stephen D. Pearson, Esq.
                              12401 South Dixie Highway
                              Miami, Florida 33156

Notices to Tenant:            Perfumania, Inc.
                              251 International Parkway
                              Sunrise, Florida  33325
                              Attn: Mr. Mark Young

In the event of any conflict between the Basic Lease Information described above and the Lease, the Lease shall control.

                                                     LEASE


                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                           Page No.


Section 1.   Description of Premises............................................................................  1

Section 2.   Term of Lease......................................................................................  1

Section 3.   Construction of Premises Improvements..............................................................  1

Section 4.   Rent...............................................................................................  2

Section 5.   Security Deposit ..................................................................................  3

Section 6.   Taxes and Operating Expenses.......................................................................  4

Section 7.   Use of Premises....................................................................................  5

Section 8.   Alterations, Waste, Improvements...................................................................  7

Section 9.   Quiet Enjoyment ...................................................................................  8

Section 10.  Entry by Landlord..................................................................................  8

Section 11.  Services...........................................................................................  9

Section 12.  Parking............................................................................................  9

Section 13.  Repairs and Replacements........................................................................... 10

Section 14.  Force Majeure...................................................................................... 10

Section 15.  Rules and Regulations.............................................................................. 11

Section 16.  Liability, Indemnity and Insurance................................................................. 11

Section 17.  Liens.............................................................................................. 13

Section 18.  Damage by Fire or Other Causes..................................................................... 14

Section 19.  Eminent Domain..................................................................................... 14

Section 20.  Subordination...................................................................................... 15

Section 21.  Assignment and Subletting.......................................................................... 15

Section 22.  Right of First Refusal ............................................................................ 16


Section 23.  Default and Remedies of Landlord................................................................... 16

Section 24.  Transfer of Landlord's Interest.................................................................... 19

Section 25.  Waiver ............................................................................................ 19

Section 26.  Notices............................................................................................ 19

Section 27.  Attorneys' Fees.................................................................................... 20

Section 28.  Severability....................................................................................... 20

Section 29.  Captions and Use of Certain Terms.................................................................. 20

Section 30.  Amendment or Modification.......................................................................... 20

Section 31.  Successors......................................................................................... 20

Section 32.  Holdover........................................................................................... 20

Section 33.  Signs.............................................................................................. 21

Section 34.  Real Estate Agent.................................................................................. 21

Section 35.  Exculpation........................................................................................ 21

Section 36   Time. ............................................................................................. 21

Section 37.  Recording.......................................................................................... 21

Section 38.  Tenant's Statement................................................................................. 21

Section 39.  Relationship of Landlord and Tenant................................................................ 22

Section 40.  Radon Gas.......................................................................................... 22

Section 41.  Authority.......................................................................................... 22

Section 42.  Entire Agreement................................................................................... 22

Section 43.  Agreement to Arbitrate ............................................................................ 22

Section 44.  Waiver of Jury Trial .............................................................................. 23

EXHIBITS:
---------

"A":  Legal Description

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the first (1st ) day of September, 2002, by and between VICTORY INVESTMENT GROUP LLC, a Florida limited liability company, whose office address is 85 Newfield Avenue, Edison, New Jersey 08837 (herein "Landlord"), and PERFUMANIA, INC., a Florida corporation, whose office address is 251 International Parkway, Sunrise, Florida 33325 (herein "Tenant").

                                   WITNESSETH:

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant a certain office and warehouse building of approximately 178,791 square feet, together with existing parking areas and loading docks, and all fixtures, equipment, appliances and furniture presently located at 251 International Parkway, Sunrise, Florida 33325 (the "Improvements").

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, Landlord and Tenant hereby agree as follows:

         SECTION 1. DESCRIPTION OF PREMISES. Landlord, in exchange for the payment of Rent (as hereinafter defined) and the performance of the covenants made by Tenant in this Lease, leases to Tenant, and Tenant leases from Landlord, that certain land of approximately 9.17 acres legally described on EXHIBIT "A" attached hereto and made a part hereof, together with the Improvements (the said land and the Improvements are collectively referred to herein as the "Premises" or the "Property").

         SECTION 2. TERM OF LEASE. The term of this Lease shall commence on September 1, 2002 (the "Commencement Date"), and shall continue, subject to earlier termination pursuant to the terms hereof, for the period of time expiring on December 31, 2017 (the "Expiration Date"). However, Tenant shall not assume any liability for any physical injury or property damage occurring at the Premises prior to the signing of this Lease.

         SECTION 3.   CONSTRUCTION OF IMPROVEMENTS.

         (a) Landlord and Tenant have agreed that Landlord shall not be required to make any improvements to the Premises, and Tenant acknowledges and agrees that it has inspected the Premises and determined that they are in working order, reasonably fit and safe for their intended purposes. Tenant agrees to return the Premises in working order, except for reasonable and normal wear and tear. However, and notwithstanding the foregoing, Landlord agrees to provide an improvement allowance to Tenant of up to $300,000.00 for Tenant to build a proper cooling area in the warehouse portion of the Improvements; to reconfigure the office portion of the Improvements; and for any repairs or minor alterations that Tenant shall find necessary and that Tenant shall complete prior to July 1, 2003. Such improvement allowance shall be paid by offsetting the amounts expended by Tenant for such items, as evidenced by written invoices and paid receipts delivered to Landlord, against the initial Base Rent due from Tenant to Landlord under this Lease until such time as the properly expended portion of such allowance shall be fully offset. Excepting only minor alterations prior to July 1, 2003, all structural alterations and improvements by Tenant to the Premises shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and Tenant shall complete all alterations, improvements, repairs and replacements in a good and workmanlike manner, free of liens, and in compliance with the requirements of Title III of the ADA (as defined in Section 6(b), below), all applicable building codes and regulations, and any requirements of Landlord. Any amounts expended in excess of the said improvement allowance shall be at the sole cost of Tenant.

         (2) Tenant shall have the general right prior to July 1, 2003 to make certain alterations to the Premises (the "Permitted Alterations"), including without limitation (i) changes in the dimensions and locations of walls, ceilings, doors, bays, windows, loading docks, mezzanines, utility lead-ins and outlets, air conditioning equipment, ducts and components, lighting fixtures and electric panel boxes, and in general interior layout, and (ii) the addition of certain modifications, options, extras and/or substitution of equipment or materials of equal or better quality as those constituting portions of the Premises at the commencement of this Lease, provided that Tenant properly completes such Permitted Alterations in a lien free manner and in accordance with the other terms and conditions of this Lease.

         SECTION 4. RENT.

         (a) In exchange for Landlord giving Tenant the right to use and occupy the Premises, Tenant promises to pay Landlord, without prior notice or demand, in advance, on or before the first day of each month throughout the Lease Term, commencing September 1, 2002 at the office address of Landlord set forth above, the monthly base rental provided herein (the "Base Rent"), plus all taxes and other assessments imposed on such rent by governmental authority, including, but not limited to, Florida sales tax, and in addition thereto Tenant promises to pay Landlord at said address all Additional Rent (as hereinafter defined) which Tenant is required to pay to Landlord under this Lease, as such Additional Rent becomes due and payable, plus all taxes and other assessments imposed on such rent by governmental authority, including, but not limited to, Florida sales tax, (the Base Rent and Additional Rent being herein collectively referred to as the "Rent"). The Base Rent hereunder shall be as follows: (i) from the Commencement Date through and including March 31, 2003, the Base Rent shall be $0.00 per month; (ii) from April 1, 2003 through and including October 31, 2003, the Base Rent shall be $73,006.33 per month, plus sales tax; from November 1, 2003 through and including December 31, 2005, the Base Rent shall be $81,945.78 per month, plus sales tax; from January 1, 2006 through December 31, 2008, the Base Rent shall be $89,395.50 per month, plus sales tax; from January 1, 2009 through December 31, 2010, the Base Rent shall be $96,845.13 per month, plus sales tax; and from January 1, 2011 through December 31, 2017, the Base Rent shall be $104,294.75 per month, plus sales tax. Rent payments should be paid to Landlord in lawful money of the United State of America which shall be legal tender at the time of payment. Excepting only for offsets of the improvement allowance described above against Base Rent due hereunder, Tenant shall not setoff or for any reason withhold or deduct from the amount of any required payment of Rent or any other charge required to be paid pursuant to this Lease, it being expressly understood and agreed that the payment of Rent is a covenant of Tenant that is independent of all of the other covenants of the parties hereunder. In addition, Landlord and Tenant agree that, notwithstanding anything herein to the contrary, in the event that Tenant shall sublease all or any portion of the Premises between January 1, 2006 and December 31, 2008, then the Base Rent payable from Tenant to Landlord for the Premises shall increase to $93,120.31 per month, plus sales tax, for the period of any sublease during such period.


         (b) If any payment of Additional Rent shall not be paid as and when due and payable to Landlord, then interest on the amounts owing shall accrue thereon and be due to Landlord at the lesser of (i) the annual rate of fifteen percent (15%) or (ii) the highest rate permitted by applicable law.

         (c) If any payment of Base Rent shall not be paid within ten (10) days after same shall be due, then Tenant shall pay Landlord a late charge of five percent (5%) of any such installment, but same shall not be deemed to waive, limit or otherwise impair any other right or remedy of Landlord hereunder.


         SECTION 5. SECURITY DEPOSIT. Upon any third (3rd) failure of Tenant to timely and properly pay any Rent due hereunder within any twelve (12) month period, or upon any second (2nd) failure to fulfill each and every of its other obligations under this Lease within any twelve (12) month period, then after a thirty (30) day default notice has been issued to Tenant that remains uncured at the end of such period or, if applicable, any longer grace period provided herein, Landlord shall have the right to demand from Tenant, and, if so, Tenant shall, within ten (10) days of Landlord's demand, pay Landlord, the sum of $146,012.66 as a security deposit (the "Security Deposit"), the use of which shall be unrestricted to guarantee the payment of the Rent provided in this Lease and the performance of all of Tenant's covenants contained herein. If Tenant shall breach any covenant or provision of this Lease, including, but not limited to the covenants relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any of the Security Deposit for the payment of any late Rent or portion thereof, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of any such breach by Tenant, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such breach by Tenant, any subtenant or any third party. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. The Security Deposit shall be returned to the Tenant thirty (30) days after the Expiration Date or the prior termination of the Lease through no fault of Tenant, provided all sums lawfully due to Landlord under this Lease have been paid and that the Tenant has fully performed its obligations under this Lease. Landlord and Tenant agree that no interest shall be payable to Tenant on such Security Deposit and that Landlord shall not be required to hold the Security Deposit in a segregated account. Tenant shall not assign, transfer or encumber its rights in the Security Deposit, and any act to do so shall be without force and not binding on Landlord. In the event Landlord shall sell the Property, Landlord shall deliver the Security Deposit to the buyer and, thereupon, Landlord shall be discharged from any further liability with respect to the Security Deposit and such buyer shall be liable as Landlord under the Lease and under this section.

         SECTION 6.   TAXES AND OPERATING EXPENSES.

         (a) Tenant shall be responsible for payment of all real and personal property taxes and assessments, general and specific, levied by any governmental agency or authority against the Property during the term of this Lease, including fire rescue, drainage and other assessments (the "Taxes"); provided, however, that Tenant shall only be responsible for payment of a proportionate share of 2002 taxes and assessments based on the amounts attributable to the period after September 1, 2002. Tenant shall make payment of all such taxes and assessments to Landlord or directly to the taxing authority, as Landlord shall direct.

         (b) Tenant shall promptly when due pay all expenses required to maintain the Premises in working order throughout the term of this Lease, including all Operating Expenses for the Property. The term "Operating Expenses", as used herein, means all of the expenses in connection with the ownership, operation, management and maintenance of the Property, including, without limitation, (i) property management; (ii) gardening, landscaping, maintenance, fertilization and irrigation of all lawns and trees; (iii) maintenance, repair and replacement of Improvements during the term of this Lease, including, without limitation, elevator and HVAC system repairs and replacement, painting, plumbing and electrical systems repairs, and licensing, testing, certifying, and repairing or replacing of all fire alarm systems, back flow devices, fire pump and fire sprinkler systems, and all safety equipment, including smoke detectors, fire extinguishers, exit lights and emergency lights ; (iv) janitorial services, sanitary control, removal of trash, rubbish, garbage and other refuse from the Premises; (v) burglar alarm system rental, monitoring and maintenance; (vi) liability, windstorm, flood, fire and general hazard insurance premiums on or in respect to the Property; (vii) assessments and fees for public betterments or improvements levied or assessed by any lawful authority against the Property and all other improvements or betterments which now or hereafter become a part of the Property; (viii) assessments due to the Sawgrass International Corporate Park Association; (ix) fire alarm maintenance and monitoring contracts; (x) utility charges for the Property; (xi) water and sewer charges; (xii) costs of supplies, materials, equipment and tools used in connection with any of the foregoing; and (xiii) any and all other charges, costs or expenses which may be associated with the ownership, operation, management or maintenance of the Premises, including, without limitation, all costs and expenses incurred in order to comply with applicable laws, ordinances, and regulations of local, state and federal governmental authorities having jurisdiction over the Property and any uses thereof during the term of this Lease, including, without limitation, the requirements of Title III of the Americans with Disabilities Act, 42 U.S.C. ss.12101, ET. SEQ. (the "ADA").

         (c) Tenant shall also pay, before same shall become delinquent, all taxes and other assessments imposed by governmental authority, upon all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises.

         (4) Upon any failure of Tenant to timely and directly pay any Taxes or Operating Expense within any applicable grace period, Landlord shall have the right to pay same and Tenant shall reimburse Landlord for such expenditure within ten (10) days of written demand for same from Landlord. However, payment of same by Landlord shall not be a condition to Landlord declaring any such failure of Tenant as a default hereunder.

         (e) All amounts in addition to Base Rent payable by Tenant under the Lease, including such amounts as are payable pursuant to this Section 6, shall be deemed to be additional rent ("Additional Rent").

         SECTION 7.   USE OF PREMISES.

         (a) Tenant shall use the Premises for general office and warehouse purposes only, and for no other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         (b) Tenant shall not use or permit the Premises to be used for any improper, immoral, objectionable or illegal purposes, and at Tenant's own cost and expense, Tenant shall execute and comply with all rules, regulations and requirements of applicable property owners' associations, with all covenants, requirements, restrictions and prohibitions of record, and with all laws, rules, orders, ordinances, and regulations of all local, state and Federal governmental authorities, including without limitation each and every department, bureau and official thereof, now or hereafter in force or effect during the term of this Lease (collectively, "Laws") applicable to Tenant, the Premises or any occupancy or use thereof, including, without limitation, the ADA and all Environmental Laws, and with any requirements of any fire underwriters' bureau. Tenant shall pay for all license fees, testing fees, occupational taxes and other governmental charges assessed by reason the use or occupancy of the Premises during the term of this Lease. The term "Environmental Laws," as used herein, means any and all laws with respect to: (i) any biological or infectious materials or wastes, (ii) any dangerous, toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or other hazardous substances, (iii) any substances the presence of which would cause or threaten to cause a nuisance in the Premises or to any neighboring or adjacent properties or pose a hazard to the health or safety of persons on or about the Premises or any neighboring or adjacent properties, (iv) any substance, the presence of which on properties adjacent to the Property would constitute a trespass, and (v) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, petroleum and petroleum by-products. Such Environmental Laws shall include, without limitation, the following laws, as modified or amended from time to time: The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Sections 9601-9675; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901-6991; the Clean Water Act, 33 U.S.C. Sections 1321 ET. SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET. seq.; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 ET. SEQ.; The Toxic Substances Control Act ("TSCA"), 15 U.S.C. Sections 2601-2671; The Florida Pollutant Discharge Prevention and Removal Act, Florida Statutes
Section 376.303(1)(a)(1) ET. SEQ.; the Florida Hazardous Waste Management Act, Florida Statutes Sections 403.701 ET. SEQ.; and the Florida Pesticide Act, Florida Statutes Sections 487 ET. SEQ.

         (c) Tenant agrees not to commit or allow to be committed any nuisance or other act against public policy, or which may disturb the quiet enjoyment of or otherwise interfere with, injure or annoy any owner or tenant of properties adjacent to or in the vicinity of the Property. Tenant agrees not to commit or suffer any waste of the Property, or to deface or damage the Improvements in any manner, except for reasonable and normal wear and tear.

         (d) Tenant agrees not to use or keep any flammable substances or materials in or about the Premises except in strict compliance with all laws and regulations relating thereto, and in a safe and proper manner. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Tenant agrees to be strictly liable for, and to indemnify and hold harmless Landlord against, any and all damages resulting from the use, storage or presence on the Premises of any flammable substances or materials during the term of this Lease.

         SECTION 8.   ALTERATIONS, WASTE, IMPROVEMENTS.

         (a) Excepting only minor alterations prior to July 1, 2003, Tenant shall not make any alterations, additions, or improvements to the Premises, interior or exterior, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         (b) All partitions, partitioned walls, alterations, additions, and other improvements erected or made by Tenant and installed in the Premises, (except movable office furniture, personal property and warehouse inventory not attached to the Improvements and belonging to Tenant), including, but not limited to, wall covering, paneling and built-in cabinet work, shall be deemed to be a part of the real estate and shall remain upon and be surrendered with the Premises upon the Expiration Date, or the earlier termination of this Lease, provided, however, that if Landlord shall so request, Tenant shall remove, within fifteen (15) days of Landlord's demand for same and at Tenant's sole expense, any or all of such leasehold improvements erected or made by Tenant, and Tenant shall immediately repair damage of any kind or character occasioned by the removal of any such fixtures, equipment or improvements. Tenant shall leave the Premises in a good, clean, sanitary and tenantable condition with all systems and Improvements in working order.

         (c) All improvements erected or made by Tenant and installed in the Premises, and all repairs and replacements thereof or of the Improvements, shall be performed by contractors or subcontractors licensed in the State of Florida, insured in accordance with the standards applicable to the Tenant, as described in Section 16, and, if the cost of such work shall exceed $15,000.00 for any such improvement, repair or replacement, approved in advance by Landlord in writing. All such improvements, repairs and replacements shall be constructed at the sole expense of Tenant, except as may otherwise be herein specifically provided, and Tenant shall promptly pay all contractors and subcontractors performing such work or furnishing material therefor for such work. Tenant agrees to indemnify and hold harmless Landlord from all expenses, liens, claims and damages whether to persons or property, arising in any manner from such work. If any liens shall be filed by virtue of the construction of such improvements, Tenant shall cause same to be discharged to record, by bond or otherwise, within fifteen (15) days after recording thereof. In the event that Tenant fails to satisfy or transfer any such claim within said fifteen (15) day period or to properly complete any improvements, repairs or replacements, Landlord may do so and thereafter charge Tenant therefor, as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of said claim, including, without limitation, reasonable attorneys' fees and costs.

         SECTION 9. QUIET ENJOYMENT. Landlord hereby covenants with Tenant that upon the performance by Tenant of the covenants set forth in this Lease, Tenant may quietly hold and occupy the Premises for the Lease Term, without any interruption by Landlord or by persons claiming through or under Landlord.

         SECTION 10. ENTRY BY LANDLORD. Upon reasonable advance written notice to Tenant, Landlord reserves the right, during reasonable business hours, to enter the Premises to inspect the same; to exercise any rights of Landlord; to perform any obligations of Tenant under this Lease if Tenant shall fail to timely do or have done same following any required notice to Tenant under this Lease; to show the Premises to prospective purchasers and, during the last one hundred eighty (180) days of the term of this Lease, to prospective tenants, and to conduct any inspections and tests related thereto; and to alter, improve or repair the Premises or any part thereof upon any failure of Tenant to timely do so. No entry by Landlord shall cause any abatement of Rent. In the event of any alteration, improvement or repair by Landlord, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed. Any work of Landlord that is the Tenant's obligation shall be at Tenant's sole cost and expense, and shall constitute Additional Rent that is due from Tenant to Landlord within ten (10) days of Landlord's demand for same from Tenant.

         Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises based on Landlord's actions as provided herein, or any other loss occasioned thereby.

         Notwithstanding the foregoing, Landlord shall have the right in an emergency to use any and all means which Landlord may deem proper to obtain entry to the Premises without liability to Tenant except for any failure to exercise reasonable care for Tenant's property. Any entry into the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not change or add any locks to the front door of the Premises without in each such instance supplying a copy of any new key to Landlord simultaneously with such installation.

         SECTION 11.  SERVICES.

         (a) Landlord has furnished the Premises with electricity, plumbing and mechanical systems suitable for their intended use and as permitted pursuant to
Section 7 above, and Tenant shall maintain and keep lighted the stairs, entries, exits and restroom facilities in the Improvements and all parking areas and walks on the Premises. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Tenant shall be liable for any injury to any person while on the Premises and for loss of or damage to any property, however occurring, through or in connection with or incidental to the failure to perform any of the foregoing or to otherwise not maintain at all times the Premises in a safe and sanitary manner during the term of this Lease. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the existing air conditioning systems, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including acquisition, installation, operation and maintenance costs, shall be paid by Tenant to Landlord within ten (10) days of Landlord's demand therefore, as Additional Rent.

         (b) Tenant will not use any apparatus or device on the Premises which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office and warehouse space, nor shall Tenant connect with electrical current, except through existing electrical outlets in that Premises, any apparatus or device for the purpose of using electric current. If Tenant shall require water or electric current in excess of that presently furnished or supplied for the use of the Premises as general office and warehouse space, then Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         (c) Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Landlord shall not be liable for any loss or damages on account of any disruption of heating, air conditioning, elevator, electrical or water services, utilities or any of them, and no such disruption shall cause an abatement of Rent or operate to release Tenant from any of its obligations under this Lease.

         SECTION 12. PARKING. Tenant is hereby given the right to use all parking spaces on the Premises, provided that Tenant shall, at its sole cost and expense, comply with all rules and regulations promulgated by the City of Sunrise or Landlord with respect to the use and maintenance thereof.

         SECTION 13.  REPAIRS AND REPLACEMENTS.

         (a) Throughout the term of this Lease, Tenant shall, at its sole cost and expense, maintain the Premises in a good state of repair, including all plumbing, electrical, air conditioning, fire alarm, fire sprinkler, burglar alarm, fire sprinkler, and irrigation systems, and all structural portions of the Improvements. Tenant shall repair or replace such items as shall be reasonably required from time to time during the term of this Lease to maintain at all times the Premises, including all additions thereto constructed by or on behalf of Tenant, in working order. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, there shall be no abatement of Rent and no liability to Tenant by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, replacements or improvements in or to any portion of the Premises, or in or to the fixtures, appurtenances and equipment thereof, regardless of the cause for the need of any such repair, alteration, replacement or improvement.

         (b) Throughout the Lease Term, Tenant shall at its sole costs, also maintain in good order, condition and repair all nonstructural portions of the Premises, including, without limitation, the exterior and interior portions of all doors and door hardware, all windows and window hardware, all fixtures, electrical equipment, interior walls, floors, floor coverings and ceilings and all other property furnished by Landlord to Tenant and comprising a portion of the Premises. Tenant shall, upon the expiration or earlier termination of the Lease Term, quietly and peaceably surrender the Premises to Landlord in working condition.

         (c) By entering into this Lease, Tenant acknowledges it has accepted the Premises in "as is" condition and as being in working condition, without relying on any representations, covenants or warranties of Landlord.

          SECTION 14. FORCE MAJEURE. The term "force majeure" as used in this Lease shall include acts of God, strikes, lockouts, or other industrial disturbances, acts of public enemy, wars, blockades, riots, acts of armed forces, epidemics, delays by carriers, inability to obtain materials, after reasonable effort to obtain said materials, acts of public authorities, and any other causes, whether or not enumerated in this Section 14, which causes are beyond the reasonable control of the parties. Force majeure will excuse the timely performance of any obligation that is delayed thereby to the extent of the time delay occasioned by such event. However, no condition constituting force majeure shall operate to excuse Tenant from prompt payment of all Rent required to be paid hereunder and Landlord from complying with all of its covenants under this Lease.

         SECTION 15. RULES AND REGULATIONS. Upon any promulgation by Landlord, the rules and regulations for the use and operation of the Premises shall be supplied in writing from Landlord to Tenant from time to time. Any failure by Tenant to thereafter comply with such rules and regulations within any applicable cure periods shall be an Event of Default under this Lease. Provided reasonable advance written notice is given to Tenant, Landlord shall have the right to modify the rules and regulations and to make reasonable additional rules and regulations for the Premises from time to time. Tenant covenants to notify Landlord of any unreasonably dangerous conditions observed to exist from time to time on any portion of the Premises, to immediately remove its employees, agents and invitees from the area of the unreasonable danger, and to take action as soon as reasonably possible to correct any dangerous condition.

         SECTION 16.  LIABILITY, INDEMNITY AND INSURANCE.

         (a) Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Tenant agrees to indemnify and save Landlord harmless from any and all claims or liability for any injury or damage to person or property arising, in whole or in part, out of the acts or omissions of Tenant or Tenant's officers, employees, agents, invitees or subtenants (if any), on, in, or about the Premises, out of the use of the Premises for the conduct of business or out of any activity, work or other thing done, permitted or suffered by Tenant in or about the Premises, or out of any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of the Lease; Tenant further agrees to indemnify and save Landlord harmless from any and all cost, attorney's fees, expenses and liabilities incurred in or about any such claim or any such action or proceeding brought thereon. If any such action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice of Landlord, shall defend the same at Tenant's sole expense, with counsel reasonably satisfactory to Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Tenant hereby releases Landlord from any and all claims and damages arising from any defect in the condition of the Premises or any part thereof, including any equipment installed thereon, whether same shall belong to Landlord or otherwise. Landlord shall not be liable for, and Tenant hereby, for itself, its agents, employees, invitees and subtenants, releases, discharges, covenants not to sue, and acquits Landlord from any and all claims for loss, damage or injury of any nature whatsoever to person or property, resulting in any way from or in any fashion arising from, in connection with or resulting from occupancy and use of the Premises, including, without limitation, any such loss, damage or injury which arises out of theft, fire, explosion, steam, plumbing, mechanical or electrical malfunction, the negligent acts or omissions of Landlord or any other person, or by reason of the breakage, leakage or obstruction of water, sewer or other pipes, flooding or other water damage. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its members, employees or agents, Landlord shall not, under any circumstances, be liable for loss of business by or other consequential damages to Tenant, nor for any latent defect in the Premises or any portion thereof. Tenant shall give prompt notice to Landlord in the event of fire or accident in the Premises or any portion thereof, or of defects therein or in the fixtures or equipment located thereon, and shall take action as soon as reasonably possible to correct and repair same. The terms of this Section shall survive the Term of this Lease. The Rent due hereunder shall not be diminished or withheld by reason or on account of any loss or damages described above in this subsection(a).

         (b) Throughout the Term of this Lease, Tenant, at its sole cost and expense, and for the mutual benefit of Landlord and Tenant, shall procure, carry and maintain (i) general public liability insurance for personal injury and property damage to protect both Landlord and Tenant against damage, costs, and attorneys' fees arising out of accidents of any kind occurring on or about the Premises, or otherwise arising out of the use, occupancy or maintenance of the Premises, (ii) windstorm and fire insurance in amounts sufficient to cover Tenant's obligation to repair and replace any damage to the Premises, (iii) general casualty insurance with extended coverage endorsement (including an endorsement against vandalism and malicious mischief), to cover the full replacement value (presently estimated at $9,000,000.00) of all real and personal property within the Premises, (iv) flood insurance at the maximum amount insurable under the National Flood Program, and (v) business interruption insurance to cover Tenant's losses from any shutdown of the Premises from any cause. Said insurance shall be written by a company or companies acceptable to Landlord, and rated A or better in Best's Insurance Guide, and the liability insurance shall have liability limits of not less than $1,000,000.00 for the injury or death of one person, $3,000,000.00 for the injury or death of more than one person, and $1,000,000.00 for property damage or else a combined single limit liability coverage in the amount of not less than $3,000,000.00. The limits of said insurance stated above shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under blanket policies, provided, however, said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain any such insurance, Landlord may, but shall not be required to procure and maintain same, at the sole expense of Tenant. Except as Landlord and Tenant may agree to prorate and retain the existing insurance of Landlord, prior to the commencement of the Lease Term, and annually (or prior to expiration if sooner) thereafter, Tenant shall in advance furnish certificates of insurance to Landlord which certificates shall clearly indicate: (i) that Tenant has obtained insurance in the type, amount and classifications required for strict compliance with this section; (ii) that any material change or cancellation of the insurance coverage shall not be effective without thirty (30) days' prior written notice to Landlord; and (iii) that Landlord is named as an additional insured in all liability insurance and as loss payee in all fire, windstorm flood and general casualty insurance. Landlord reserves the right to reasonably require Tenant to provide such amended or additional insurance coverage or such increased liability limits as Landlord reasonably deems necessary or desirable, upon issuance of notice in writing to Tenant, which notice shall automatically amend this Lease, effective thirty (30) days following such notice.

         (c) Tenant acknowledges that Tenant is also required hereunder to carry fire and casualty insurance with extended coverage endorsement (including against vandalism and malicious mischief) to cover contents situated in the Premises.

         SECTION 17.  LIENS.

         (a) Neither Tenant nor any of Tenant's agents, employees, representatives, contractors or subcontractors shall have any authority to create any liens for labor or material against Landlord's interest in the Premises. Landlord shall have no responsibility to Tenant or to any contractor, subcontractor, supplier, materialman, vendor, laborer, workman or other firm, person or corporation who or which shall engage in or participate in any alterations, unless Landlord shall expressly undertake such agreement in a writing signed by Landlord made between Landlord and Tenant, or between Landlord and such contractor, subcontractor, supplier, materialman, vendor, laborer, workman or other person, firm or corporation. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one half (1 1/2) times the estimated costs of any improvements, additions or alterations to the Premises that are to be constructed by Tenant or for which Tenant is responsible under this Lease.

         (b) All materialmen, contractors, subcontractors, mechanics, workmen, materialman, vendors and laborers are hereby charged with notice that they must look to Tenant and to Tenant's interests (as a Tenant only) in the Premises to secure the payment of any bill for work done or material furnished during the term of this Lease. Landlord shall not be liable for nor shall the Premises be subject to, any mechanics, materialmen or other type of lien, and Tenant shall keep the Premises free from any such liens and shall indemnify, Landlord against and shall cause to be fully discharged and released within ten (10) days of any such liens. Tenant further agrees to pay all liens of materialmen, contractors, mechanics, laborers and other items of the like character and will indemnify Landlord against all legal costs and charges and bond premiums for release of liens, including counsel fees reasonably incurred in and about the defense of any suit discharging the Premises or any part thereof, from any liens, judgments, or encumbrances caused or suffered by Tenant, or from any failure of Tenant to properly complete all work required or undertaken hereunder. Tenant covenants that it shall notify in writing all persons contracting with Tenant, as aforesaid, of the provisions of this Section.

         SECTION 18.  DAMAGE BY FIRE OR OTHER CAUSES.

         (a) In the event any portion of the Premises is damaged by fire or by other peril, or by any other cause whatsoever, Tenant agrees to forthwith and with diligence repair or replace the same as appropriate in the reasonable discretion of Landlord; and this Lease shall remain in full force and effect and Tenant shall not be entitled to any reduction or abatement of the Rent while such repairs or replacements are being made.

         (b) Under no circumstances shall Landlord be required to repair any injury or damage by fire or other cause or to make any repair or replacements of the Premises. However, to the extent of any insurance proceeds available for such repairs and replacements that are in fact received by Landlord, Landlord agrees to reimburse Tenant for amounts expended by Tenant for such repairs or replacements upon delivery by Tenant to Landlord of invoices with paid receipts and lien waivers, and any other documentation that Landlord may reasonably require, including proof that, based on the amounts already expended by Tenant, the insurance proceeds received by Landlord are sufficient to properly complete the said repairs or replacements.

         SECTION 19.  EMINENT DOMAIN.

         (a) If any portion of the Property is taken for any public or quasi-public use by condemnation or by right of eminent domain, or purchase in avoidance or settlement of condemnation or eminent domain proceeding, Landlord and Tenant agree as follows:

                  (1) If all of the Premises are subject to such taking, then this Lease shall be canceled as of the date of the taking.

                  (2) If more than twenty-five percent (25%) of the Improvements is subject to such taking, either Landlord or Tenant may terminate this Lease, by written notice to the other, to be given no later than ninety (90) days following delivery to Tenant by Landlord of final notice of such taking, such termination to be effective as of the date of the taking. If the Lease continues, the Rent shall be abated proportionately for the percentage of the Improvements so taken and Tenant shall make all repairs required to place the remaining Improvements in good condition and working order.

                  (3) If any portion of the Property is subject to a taking, notwithstanding whether such taking shall affect the Improvements, Landlord in any such case shall have the option to terminate this Lease, by written notice to Tenant, to be given no later than thirty (30) days following delivery to Tenant by Landlord of final notice of such taking, such termination to be effective as of the date of the taking.

                  (4) Landlord shall be entitled to any and all awards which may be paid or made in connection with such taking, and Tenant hereby waives any right it may have to such awards and agrees to execute such instruments as may be requested by Landlord to effectuate such waiver. However, in the event of any partial taking where this Lease shall continue, Landlord shall pay Tenant the reasonably expended amount of the award received by Landlord as compensation for required repairs of the Improvements upon Tenant's completion of same in a proper and lien free manner. In no event shall Tenant have or make any claim against Landlord for the value of the unexpired term of this Lease.

         SECTION 20. SUBORDINATION. This Lease shall automatically be subordinate to any mortgage presently existing or hereafter made by Landlord on the Property, and to any renewal, modification, extension, or replacement of, or future advance under, any such mortgage. Tenant covenants to execute, within fifteen (15) days following any request to do so any agreement requested by the holder of any mortgage to evidence the agreements of this Section. It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

         SECTION 21. ASSIGNMENT AND SUBLETTING. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld at the sole discretion of Landlord. However, subject to the increase in Base Rent if all or any portion of the Premises are sublet between January 1, 2006 and December 31, 2008, Tenant shall have the right without Landlord's consent to sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, but Tenant shall continue to be liable to Landlord for the performance of all of Tenant's obligations under this Lease and any subtenant must comply with the requirements hereunder respecting the use and operation of the Premises, including all Laws and any rules and regulations promulgated by Landlord from time to time. Landlord's consent to any assignment, transfer, mortgage, pledge, hypothecation or encumbrance of this Lease or any interest herein shall not be deemed to be a consent to any subsequent assignment, transfer, mortgage, pledge, hypothecation or encumbrance. If Landlord shall consent to any assignment, the assignee shall assume all obligations of Tenant hereunder pursuant to an agreement satisfactory to Landlord, but Tenant shall not be relieved of any liability hereunder. In the event of any default by the assignee in the performance of any of the terms hereof, no notice of such default or demand of any kind need be served on Tenant to hold it liable to Landlord. If Tenant is a corporation, any transfer, sale, pledge or other disposition of a majority of the capital stock of Tenant or any change in the power to vote the majority of the outstanding capital stock of Tenant, shall be deemed to be an assignment of this Lease. Any assignment of the Lease by Tenant without the consent of Landlord shall be, at the option of Landlord, null and void, and shall, at the option of Landlord, constitute an Event of Default under this Lease.

         SECTION 22.    RIGHT OF FIRST REFUSAL.      If at any time
during the term of this Lease, Landlord shall receive a bona fide written offer to purchase the Premises on terms and conditions acceptable to Landlord, then Landlord shall send Tenant a copy of the offer (except for the name of the buyer) and give Tenant notice of Landlord's intention to accept the offer. Upon receipt of the offer, Tenant shall have thirty (30) days to agree to purchase the Premises on the same terms as set forth in the offer, in which case Landlord and Tenant shall execute and deliver a purchase agreement containing the same terms and conditions as the prior offer except that the contract shall be assignable by Tenant upon waiver or satisfaction of any financing contingency, and the closing shall occur within sixty (60) days following execution of the contract.

         SECTION 23. DEFAULT AND REMEDIES OF LANDLORD. Upon the occurrence of any of the following events ("Events of Default"):

         (a) Tenant's failure to pay any Base Rent due hereunder for a period of ten (10) days after the due date thereof, or Tenant's failure to pay any Additional Rent or other sum due hereunder for a period of ten (10) days after the due date thereof;

         (b) Tenant's failure to cure any breach of any other covenant of this Lease within a period of ten (10) days after delivery of written notice of such breach by Landlord, provided, however, that if such breach reasonably requires more than ten (10) days to cure, then there shall be no Event of Default if Tenant promptly commences corrective action within the ten (10) day period and diligently prosecutes same to completion within thirty (30) days following such notice;

         (c) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy, unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; or the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or

         (d) Tenant's vacating or abandoning the Premises;

Landlord, at its option, shall have the right upon any third (3rd) failure of Tenant within any twelve (12) month period to timely and properly pay any Rent due hereunder within any applicable grace period, or upon any second (2nd) failure of Tenant within any twelve (12) month period to fulfill each and every of its other obligations under this Lease within any applicable grace period, to exercise any one or more of the following remedies, with or without notice or demand, and without limiting Landlord in the exercise of a right or remedy which

Landlord may have by reason of such Event of Default, and in such order as Landlord shall elect:

                  (1) Advance such monies, and take such other action, for Tenant's account as reasonably may be required to cure or mitigate any Event of Default. Any such advance, and any cost or expense so incurred, shall bear interest as provided in this Lease.

                  (2) Terminate Tenant's right to possession of the Premises, without terminating this Lease or Tenant's liability under this Lease and re-enter the Premises by lawful procedure for Tenant's account. If Landlord elects such re-entry, Landlord will attempt in good faith to relet the Premises for Tenant's account, for such rent and upon such other terms and conditions as Landlord considers appropriate to reduce Tenant's liability and minimize Landlord's damage. Landlord shall be entitled to make installations, removals, maintenance, redecorating, renovations, and restoration to the Premises for such purpose. None of the foregoing actions shall be deemed to waive, limit, or otherwise impair any other right or remedy of Landlord, unless Landlord elects to terminate this Lease in writing. Tenant instead will remain liable for any Rent, interest, Actual Damages, and any difference between (i) the proceeds of any reletting, and (ii) the amounts Landlord would have received had Tenant fully performed Tenant's obligations under this Lease through the Expiration Date. At any time during such re-entry or reletting, Landlord may elect to terminate this Lease by written notice, as provided in the following subsection. Tenant has no claim to, and Landlord is not obligated to account to Tenant for any surplus proceeds that may result from any reletting. Any proceeds of any reletting shall reduce Tenant's liability only if, as, when, and to the extent actually received by Landlord. No notice to, or approval by, Tenant is required for any action pursuant to this subsection, nor is Landlord obligated to account to Tenant for any such action that is undertaken in good faith.

                  (3) Terminate this Lease and re-enter and repossess the Premises by lawful procedure and for Landlord's account. The term and estate of this Lease, together with any other right, title, or interest of Tenant in or to the Premises, and the proceeds of any reletting then will terminate. No such termination shall be deemed to waive, limit or otherwise impair any right or remedy to collect from Tenant any Rent, interest, and Actual Damages that are accrued and unpaid at the termination, nor any Liquidated Damages that may be payable.

                  (4) Collect, as "Liquidated Damages" for the termination of this Lease, an amount equivalent to the difference between (i) the total unpaid Base Rent, and reasonably determinable Additional Rent, for the period between the termination of this Lease and the Expiration Date and (ii) the fair rental value of the Premises at termination for the same period. The foregoing amounts will be discounted to present worth at the annual rate of 6%.

                  (5) Recover, as "Actual Damages," any costs and expenses properly incurred by Landlord in terminating this Lease or Tenant's right to possession, as the case may be, including any leasing commissions remaining payable in connection with this Lease, the prorated balance of any prepaid leasing commissions with respect to this Lease, and other professional compensation, costs, and expenses, as provided below in this Lease. Because Landlord agrees to minimize Landlord's damage unless Landlord elects to terminate this Lease, such items, together with any other costs and expenses actually incurred by Landlord for repossessing the Premises, terminating this Lease, and renovating, redecorating, protecting, maintaining, restoring, and reletting the Premises, as the case may be, are damages, due on demand, and bear interest as provided in this Lease.

                  (6) Apply any Security Deposit, and any other property securing Tenant's obligations under this Lease, to Landlord's losses in such order as Landlord elects. Landlord must account for such application only as and when the full extent of Landlord's damage is known, or the security is exhausted, whichever occurs first.

                  (7) Enforce in any lawful manner the benefit of a landlord's lien upon, or a security interest in, any fixtures, equipment, inventory, and other tangible property of Tenant then situated upon or about the Premises. The foregoing lien and security interests are subject and subordinate to any purchase money security interest properly perfected in such property at or before its delivery or installation to the Premises; but Landlord has no duty to the holder of any such prior security interest, except to permit such holder to remove such property from the Premises within 15 days after written demand and upon payment of the costs of any restoration of the Property required by such removal. This subsection does not apply to any of Tenant's leasehold improvements or other property that expressly may become Landlord's property upon the expiration or earlier termination of this Lease, if Landlord so elects.

                  (8) Exercise any and all other rights and privileges that Landlord may have under the laws of the State of Florida and/or the United States of America.

Landlord shall have the right to exercise any one or more of the preceding remedies; the exercise of one shall not preclude the exercise of any other remedy or all of such remedies. Landlord and Tenant hereby acknowledge that the purpose of Chapter 51, Florida Statutes, is to afford the Landlord a speedy adjudication of its right to possession as to a delinquent tenant. Jurisdiction for any possession proceeding is vested by Florida Law in the County Courts of Florida.

         SECTION 24. TRANSFER OF LANDLORD'S INTEREST. If the interest or estate of Landlord in the Property shall be transferred by sale, lease, or other voluntary transfer of the Property, then, and in any such event, the transferee of Landlord's interest shall assume this Lease whereupon Landlord shall be released and relieved of all liability for obligations, both expressed and implied, to be performed by Landlord under this Lease, and Landlord shall, simultaneously with such transfer, convey the Security Deposit, if any, hereunder to the transferee of the Property. Tenant shall, in the event of the sale, lease, or other voluntary transfer of Landlord's interest in the Property, or in the event of any proceedings brought for the foreclosure of any mortgage made by Landlord covering the Property, attorn to the purchaser and recognize the purchaser as "Landlord" under this Lease. Within ten (10) days of receipt of written request by Landlord, Tenant shall execute and deliver to such persons as Landlord shall request, an instrument prepared by Landlord to evidence Tenant's attornment to such purchaser, as provided herein. If Tenant shall fail to do so within the time required, Tenant shall be in breach hereof.

         SECTION 25. WAIVER. Waiver by Landlord of any term, covenant or condition herein contained shall be in writing and shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's acknowledgment of such proceeding, breach of the time of the acceptance of such installment of Rent.

         SECTION 26. NOTICES. Any notice required or permitted under this Lease shall be in writing, addressed to Landlord at the address hereinabove set forth, or to Tenant at the address of the Premises, or to such other address as either party shall have given the other party written notice of, shall be by Certified Mail, return receipt requested, and shall be deemed given upon receipt or upon three (3) business days after mailing, whichever is first.

         SECTION 27. ATTORNEYS' FEES. If a party to this Lease fails to comply with and abide by any of the covenants, terms and conditions of this Lease, and the other party files suit to enforce the performance of any of the covenants, terms and conditions hereof, the prevailing party in any such suit shall be awarded all of its costs, charges and expenses, including reasonable attorney fees (including paralegals' fees), whether incurred before trial, at trial, or in appellate proceedings, and in any administrative or bankruptcy proceedings.

         SECTION 28. SEVERABILITY. If under present or future laws in effect during the Lease Term, any clause or provision of this Lease is invalid or unenforceable, it is the intent of the parties that the remaining provisions of this Lease shall not be affected thereby.

         SECTION 29. CAPTIONS AND USE OF CERTAIN TERMS. The captions of the Sections of this Lease are added as a matter of convenience only and shall not be considered in construing any provision of this Lease. The words "Landlord" and "Tenant" and the words "It" or "Its" used with reference to Landlord and Tenant, shall apply to individuals (male or female), partnerships, firms, associations, limited liability companies, and corporations, whichever is appropriate.

         SECTION 30. AMENDMENT OR MODIFICATION. Tenant acknowledges and agrees that it has not relied upon any statement, representation, or agreement made by Landlord or any of its agents or representatives except as are expressed in this Lease and that no amendment, modification, or extension of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

         SECTION 31. SUCCESSORS. All terms, covenants, and conditions to be kept and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors, and assigns.

         SECTION 32. HOLDOVER. If Tenant or any of its subtenants holds possession of the Premises after the termination of this Lease without Landlord's written consent, then Tenant shall become a tenant at sufferance liable to Landlord for an amount equal to double the amount of Rent payable for the month immediately preceding the termination of the Lease, for such holdover period, and Landlord shall have all rights and remedies afforded to landlords under Florida law against holdover tenants. The provisions of this Section shall not affect Landlord's right of re-entry or any other right or remedy of Landlord hereunder, at law or in equity.

         SECTION 33. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Improvements, or which is visible from outside the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably denied or delayed. Provided written advance notice is given to Tenant, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice in violation hereof at the expense of Tenant.

         SECTION 34. REAL ESTATE AGENT. Each of the parties represents and warrants that no real estate agent or broker was involved in the negotiation or consummation of this Lease. Landlord shall hold Tenant harmless from all fees and commissions claimed by any broker arising from the consummation of this Lease, excepting any broker claiming by or through Tenant, for which claims Tenant shall hold Landlord harmless. The indemnifications contained herein shall include court costs, reasonable out of pocket costs and attorneys' fees at the trial and appellate levels.

         SECTION 35. EXCULPATION. Tenant shall look solely and exclusively look to the estate and property of the Landlord in the Property for collection of any judgment requiring the payment of money by Landlord to Tenant.

         SECTION 36. TIME. Time is of the essence of this Lease and its provisions.

         SECTION 37. RECORDING. This Lease may not be recorded without the prior written consent of the Landlord, which may be evidenced solely by a separate written consent to recording. Upon request of Landlord, Tenant shall enter into a "short-form" or memorandum of this Lease. Said document shall be in recordable form and shall describe the parties, Premises, and terms of this Lease, and shall incorporate this Lease by reference.

         SECTION 38. TENANT'S STATEMENT. Within ten (10) days after request therefor by Landlord, Tenant agrees to deliver an acknowledged certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modification); that there are no defenses or offsets thereto (or stating those claimed by Tenant), the dates to which all Rent hereunder has been paid; the amounts of the Security Deposit held hereunder; and containing such other matters as may reasonably be requested by Landlord, it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of all or part of the Improvements and by Landlord. If Tenant does not, within ten (10) days of Landlord's request as aforesaid, execute and deliver such instruments, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver the same in the name of the Tenant.

         SECTION 39. RELATIONSHIP OF LANDLORD AND TENANT. Notwithstanding anything to the contrary herein, this Lease is not intended and shall not be deemed to create or to reflect any joint venture, partnership or other relationship between Landlord and Tenant, except that of landlord and tenant with respect to the Premises that are the subject of this Lease. Tenant shall not use the name of the Property for any other purpose than as an address for the business to be conducted by Tenant in the Premises.

         SECTION 40. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a Improvements in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines are found in Improvements in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

         SECTION 41. AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the articles and by laws of said corporation and in accordance with a duly adopted resolution of the Board of Directors of the said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         SECTION 42. ENTIRE AGREEMENT. This Lease contains the complete, exclusive and entire agreement between Landlord and Tenant as to the subject matter hereof. Any prior letter of intent respecting this Lease is merged herein and of no further force or effect. This Lease may be executed and delivered in counterparts and by facsimile.

         SECTION 43. AGREEMENT TO ARBITRATE. Any disagreements between Landlord and Tenant concerning the interpretation of any provision of this Lease, other than whether an Event of Default has occurred or has been cured, shall, except as otherwise expressly provided in this Section 43, or as shall be mutually agreed in writing by Landlord and Tenant, be arbitrated in accordance with the rules and regulations of the American Arbitration Association then in effect. Upon the written demand of Landlord or Tenant following any such disagreement that is subject to arbitration, Landlord and Tenant shall either agree upon a single arbitrator who is a disinterested person of recognized competence in the subject of the disagreement within fifteen (15) days of the demand for arbitration or, failing which, each of Landlord and Tenant shall within thirty
(30) days of the demand for arbitration appoint a disinterested person of recognized competence in the subject of the disagreement to act as arbitrators, and such appointed arbitrators shall, within, fifteen (15) days thereafter, appoint a third arbitrator who is a disinterested person of recognized competence in the subject of the disagreement. The dispute will be submitted to the arbitrator(s) as soon as reasonably possible and the arbitration shall be concluded and the determination of the arbitrator(s) shall be rendered in writing within thirty (30) days after the last arbitrator is appointed pursuant to this section. The decision of the arbitrator in the case of a single arbitrator, or of a majority of the arbitrators in the case of three arbitrators, shall be conclusive upon the parties and judgment upon the same shall be entered in any court having jurisdiction thereof at the request of either party. The expenses of arbitration shall be borne equally by Landlord and Tenant.

         In addition, if in the opinion of either Landlord or Tenant, the matter for arbitration must be decided on an expedited basis in order to avoid substantial damages or harm to either, then upon a failure of Landlord and Tenant to agree upon a single arbitrator within fifteen (15) days of the demand for arbitration, either Landlord or Tenant may request accelerated arbitration. Accelerated arbitration, for purposes of this section, shall be accomplished by either party notifying the American Arbitration Association that it wishes a single arbitrator, qualified to decide the matter for arbitration, to be appointed by the American Arbitration Association within five (5) days after the request and to decide the matter within ten (10) days after such appointment. Landlord and Tenant hereby agree to such an accelerated procedure, to use such procedure only when reasonably necessary and to not contest the appointment of the arbitrator or his decision.

         Any disagreements between Landlord and Tenant concerning the interpretation of any provision of this Lease, other than whether an Event of Default has occurred or has been cured, must be submitted to arbitration prior to any litigation on such matter unless the other party refuses to arbitrate in accordance with the foregoing provisions on arbitration.


         SECTION 44. WAIVER OF JURY TRIAL.TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR ORAL) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD LEASING THE PREMISES TO TENANT.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

                                           LANDLORD:

                                           VICTORY INVESTMENT GROUP LLC,
                                           a Florida limited liability
                                           company

---------------------------
Witness

___________________________               By: /s/ Rajni Monga
                                             --------------------------------
Witness                                      Rajni Monga, Managing Member

                                          Date Executed: October 21, 2002
                                                       ----------------------


                                          TENANT:

___________________________               PERFUMANIA, INC., a Florida
Witness                                   corporation

___________________________               By: /s/ Ilia Lekach
                                             --------------------------------
Witness                                   Ilia Lekach, Chairman and Chief
                                          Executive Officer


                                          (Corporate Seal)


                                          Date Executed: October 21, 2002
                                                        ---------------------


466-3.009